UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2010

Learning Tree International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27248	95-3133814
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

1805 Library Street, Reston, VA		20190
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (703) 709-9119

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On December 9, 2010, Learning Tree International, Inc. (the “Company”) issued a press release setting forth its results for its fourth quarter and fiscal year ended October 1, 2010. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On December 7, 2010, the Company adopted a Dividend Participation Plan (the “Plan”) to provide holders of restricted stock units and holders of certain stock options issued under the Company’s 2007 Equity Incentive Plan, including our named executive officers, the opportunity to participate in the benefits of the special, one-time dividend of $2.20 per share recently paid to the Company’s stockholders.

Under the Plan, holders of outstanding restricted stock units that were unvested on August 18, 2010 will receive a payment of $2.20 per share when the restricted stock unit vests. Holders of options outstanding on August 18, 2010 (other than options that were then vested and in the money) will receive payments, not to exceed $2.20 per share of common stock underlying the option, to the extent that the price of the Company’s common stock after the vesting and before the expiration of that option exceeds the exercise price of that option less $2.20.

This summary of the Plan is qualified in its entirety by the Plan, which is filed as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1 Dividend Participation Plan

99.1 Press release issued by Learning Tree International, Inc. dated December 9, 2010 furnished herewith.

The information in item 2.02 of this Form 8-K and exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act by Learning Tree International, Inc., except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEARNING TREE INTERNATIONAL, INC.

Dated: December 9, 2010	By:	/s/ NICHOLAS R. SCHACHT
Nicholas R. Schacht
Chief Executive Officer